Exhibit 4.1

CERTIFICATE
No.
For Shares Issued to
Dated
FROM WHOM TRANSFERRED
Dated
NO. ORIGINAL CERTIFICATE
NO. ORIGINAL SHARES
NO. OF SHARES TRANSFERRED
Received
CERTIFICATE NO.
For Shares this day of
SEE REVERSE SIDE FOR RESTRICTIONS AND LIMITATIONS
INCORPORATED UNDER THE LAWS OF DELAWARE
NUMBER SHARES
Nine Energy Service, Inc.
Common Stock
PAR VALUE $0.01 PER SHARE
This Certifies that is the registered holder of Shares of Common Stock, Par Value $0.01 per Share of Nine Energy Service, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed
IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.
Ann G. Fox, President, Chief Executive
Officer and Secretary
Theodore R. Moore, Senior Vice President and General Counsel
CGOES73.

Nine Energy Service, Inc.
CERTIFICATE
FOR
SHARES
OF
Common Stock
Par Value $0.01
ISSUED TO DATED
For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated
In presence of
NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER